UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2008

HOKU SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1075 Opakapaka Street Kapolei, Hawaii	96707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Accepted Offer to Purchase Kapolei, Hawaii, Real Estate and Facilities.

On July 10, 2008, Hoku Scientific, Inc., or the Company, entered into an offer to purchase, or the Offer, with Operating Engineers Local Union No. 3 - District 17 - Hawaii, or Operating Engineers, for the purchase and sale of the Company’s fee simple interest in the Company’s real property and improvements, including the Company’s corporate headquarters, in Kapolei, Hawaii, or the Property. The aggregate purchase price to be paid to the Company at the closing of the purchase and sale of the Property is $5.8 million, subject to the satisfaction of certain closing conditions and contingences, including the completion of Operating Engineers’ due diligence review of the Property to its satisfaction, the successful sale by Operating Engineers of its real property and improvements in Honolulu, Hawaii, and the ability of Operating Engineers to obtain third party mortgage financing for the purchase of the Property.

The Offer is filed as Exhibit 10.74 to this current report, and the description of the Offer is qualified in its entirety by reference to such exhibit.

Item 2.02.  Results of Operations and Financial Condition.

First Quarter Ended June 30, 2008 Financial Results

On July 16, 2008, the Company issued a press release announcing its financial results for the first quarter ended June 30, 2008 entitled “Hoku Scientific, Inc. Reports First Quarter Fiscal Year 2009 Results.” The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02 of this report on Form 8-K, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2008, the independent members of the Company’s Board of Directors, or the Independent Members, approved corporate and individual objectives for Dustin M. Shindo, the President and Chief Executive Officer of the Company for fiscal 2009. The Independent Members determined that for fiscal year 2009, Mr. Shindo’s incentive payment will be split among two categories of objectives, relating to additional financing and operational progress at the Company’s polysilicon manufacturing facility in Pocatello, Idaho, as determined by the Independent Members.

As previously reported in the Company’s current report on Form 8-K filed on February 13, 2007, Mr. Shindo’s compensation for fiscal 2009 will be as follows:

Name	Fiscal 2009 Base Salary($)(1)	Fiscal 2009 Cash Value of Stock Bonus Target ($)(2)
Dustin M. Shindo	$380,000	$760,000

(1)	This increase in Mr. Shindo’s salary was effective as of February 7, 2007.
(2)
Mr. Shindo will be entitled to receive a fully-vested stock award under the Company’s 2005 Equity Incentive Plan in the form of a stock bonus if the corporate and individual objectives stated above are achieved that are set for Mr. Shindo by the Independent Members for fiscal 2009 as may be modified by them from time to time. The cash value reflected in the table above represents the maximum potential stock bonus issuable to Mr. Shindo and is equal to 200% of Mr. Shindo’s annual base salary. The Independent Members will ultimately determine the amounts and the timing of the issuance of any stock bonus to Mr. Shindo in their sole discretion. In order for Mr. Shindo to be eligible to receive a stock bonus in the applicable fiscal year, Mr. Shindo must also continue to be the Company’s employee as of the last day of the applicable fiscal year and on the applicable date of issuance of the stock bonus.

The Independent Members also approved the payment of personal expenses incurred by Mr. Shindo not to exceed $10,000 for fiscal 2009 and the hiring of an hourly employee to assist Mr. Shindo with personal responsibilities. The expected cost of the wages for this hourly employee is expected to be less than $30,000 per fiscal year. The Company will pay the associated wages of this assistant and will gross up Mr. Shindo’s compensation to cover the personal income tax expense incurred by Mr. Shindo in connection with these arrangements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

Exhibit 10.74	Offer to Purchase between Hoku Scientific, Inc. and Operating Engineers Local Union No. 3 - District 17 - Hawaii, effective July 10, 2008

Exhibit 99.1	Press Release, dated July 16, 2008, entitled “Hoku Scientific, Inc. Reports First Quarter Fiscal Year 2009 Results.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 16, 2008

Hoku Scientific, Inc.

By:	/s/ Dustin M. Shindo
Dustin M. Shindo Chairman of the Board of Directors, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 1.1	Offer to Purchase between Hoku Scientific, Inc., and Operating Engineers Local Union No. 3 - District 17 - Hawaii effective July 10, 2008

Exhibit 99.1	Press Release, dated July 16, 2008, entitled “Hoku Scientific, Inc. Reports Results for First Quarter Ended June 30, 2008.”